Exhibit (23)(a)  Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Allstate Life Insurance Company on Form S-3 of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), appearing in the Annual Report on Form 10-K of Allstate Life Insurance Company for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in
Exhibit 99 of Part II of this Registration Statement.



/s/ Deloitte & Touche LLP

Chicago, Illinois

April 5, 2005
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Exhibit (23)(b)          Consent of Foley & Lardner, LLP







                                   CONSENT OF
                               FOLEY & LARDNER LLP


         We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the initial Form S-3 Registration Statement of Allstate Life Insurance Company, filed on April 5, 2005.


                                            /s/  Foley & Lardner LLP
                                            FOLEY & LARDNER LLP


Washington, D.C.
April 5, 2005